SEABOARD CORPORATION
                 9000 West 67th Street
             Shawnee Mission, Kansas 66202

       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 25, 2005

     Notice  is  hereby  given  that  the  2005  Annual
Meeting  of  Stockholders  of Seaboard  Corporation,  a
Delaware  corporation, will be  held  at  the  Sheraton
Newton    Hotel,   320   Washington   Street,   Newton,
Massachusetts, on Monday, April 25, 2005, commencing at
9:00 a.m., local time, and thereafter as it may from time to time be adjourned, for the following purposes:

     1. To elect six directors to hold office until the 2006 annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To consider and act upon ratification and approval of the selection of KPMG LLP as the independent auditors of Seaboard for the year ending
          December 31, 2005;

     3. To consider and act upon a stockholder proposal, if introduced at the meeting, as described in the accompanying proxy statement; and

     4. To transact such other business as properly may come before the meeting.

     The Board of Directors has fixed the close of business on Monday, March 7, 2005, as the record date for determination of the stockholders entitled to notice of, and to vote at, the annual meeting.

     If you do not expect to attend the annual meeting in person, please sign and date the enclosed proxy, and return it in the enclosed addressed envelope.

                              By  order of the Board of
                              Directors,


                              /s/ David M. Becker
                              David M. Becker,
                              Vice  President,  General
                              Counsel and Secretary

March 14, 2005

                 SEABOARD CORPORATION
                 9000 West 67th Street
            Shawnee Mission, Kansas  66202

                    PROXY STATEMENT
            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 25, 2005

                                          March 14, 2005
Date, Time and Place of the Meeting

  This  proxy statement is furnished in connection with
the  solicitation  of proxies for  use  at  the  annual
meeting   of   stockholders  of  Seaboard   Corporation
("Seaboard") to be held on Monday, April 25, 2005, commencing at 9:00 a.m., local time, and at any adjournment thereof. The meeting is called for the purposes set forth in the foregoing Notice of Annual
Meeting, and will be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts.

Stockholders Entitled to Vote at the Meeting

  Stockholders  of record as of the close  of  business
on the March 7, 2005 record date are entitled to notice
of,  and  to  vote at, the annual meeting  and  at  any
adjournment thereof.  Seaboard had 1,255,053.90  shares
of  common  stock,  $1.00  par value,  outstanding  and
entitled  to  vote as of the record  date.   Each  such
share of common stock is entitled to one vote on each matter properly to come before the annual meeting.
This proxy statement and the enclosed form of proxy were first sent or given to stockholders on or about
March 14, 2005.

Quorum Requirement

  A  quorum  of  stockholders is necessary  to  hold  a
valid meeting.  A majority of our outstanding shares of
common  stock  on  the record date, or 627,527  shares,
will  be  needed to establish a quorum for  the  annual
meeting.   Votes  cast at the annual  meeting  will  be
tabulated   by  persons  duly  appointed  to   act   as
inspectors  of  election  and  voting  for  the  annual
meeting.   The inspectors of election and  voting  will
treat  shares  represented by  a  properly  signed  and
returned  proxy  as present at the annual  meeting  for
purposes  of  determining a quorum, without  regard  to
whether  the  proxy  is marked as  casting  a  vote  or
abstaining.  Likewise, the inspectors will treat shares
of  stock represented by "broker non-votes" as  present
for purposes of determining a quorum.  Broker non-votes
are  proxies with respect to shares held in record name
by  brokers  or nominees, as to which (i)  instructions
have  not  been received from the beneficial owners  or
persons  entitled to vote; (ii) the broker  or  nominee
does   not   have  discretionary  voting  power   under
applicable national securities exchange rules or the instrument under which it serves in such capacity; and
(iii) the record holder has indicated on the proxy card or otherwise notified Seaboard that it does not have authority to vote such shares on that matter.

Attending the Meeting and Voting in Person

  If  you plan to attend the annual meeting and vote in
person,  we  will  give you a ballot when  you  arrive.
However,  if your shares are held in the name  of  your
broker, bank or other nominee (commonly referred to  as
being held in "street" name), proof of ownership may be
required  for  you to be admitted to  the  meeting.   A
recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Voting by Proxy

  The  Board  of Directors solicits your proxy  in  the
form  enclosed  for  use at the  annual  meeting.   Any
stockholder  giving a proxy in the  enclosed  form  may
revoke  it  at  any  time before it  is  exercised.   A
stockholder  may revoke his or her proxy by  delivering
to  the  Secretary  of  Seaboard a  written  notice  of
revocation  or  a duly executed proxy bearing  a  later
date, or by attending the meeting and voting in person.
A  completed and signed proxy in the enclosed form,  if
received  in time for voting and not revoked,  will  be
voted  at  the  annual meeting in accordance  with  the
instructions of the stockholder.  Where a stockholder's
voting  instructions  are  not  specified,  the  shares
represented  by  the  proxy will  be  voted  "for"  the
election  of  the nominees for director listed  herein,
"for"  ratification of the selection  of  KPMG  LLP  as
independent  auditors  for  2005,  and  "against"   the
stockholder  proposal  described  herein   that   would
require  Seaboard  to  prepare a sustainability  report
examining   the   environmental   impacts    of    both
Company-owned  and  contract  farms.   The   Board   of
Directors  does not know of any matters  that  will  be
brought before the meeting other than those referred to
in the Notice of Annual Meeting.  However, if any other
matter  properly  comes  before  the  meeting,  it   is
intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with their discretion and judgment. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Seaboard will bear all expenses in connection with the solicitation of proxies, including preparing, assembling, and mailing this proxy statement. After the initial mailing of this proxy statement, proxies may be solicited by mail, telephone, facsimile transmission or personally by directors, officers, employees or agents of Seaboard.
Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held of record by them, and their reasonable out-of-pocket expenses will be paid by Seaboard.

Vote Required

  A   favorable  plurality  of  votes  cast  (a  number
greater  than  those cast for any other candidates)  is
necessary  to elect members of the Board of  Directors.
Accordingly, abstentions or broker non-votes as to  the
election  of directors will not affect the election  of
the  candidates receiving the plurality of votes.   The
remaining  proposals  set  forth  herein  require   the
affirmative vote of the majority of the shares present at the meeting. Shares represented by broker non-votes as to such matters are treated as not being present for the purposes of such matters, while abstentions as to such matters are treated as being present but not voting in the affirmative. Accordingly, the effect of broker non-votes is only to reduce the number of shares considered to be present for the consideration of such matters, while abstentions will have the same effect as votes against the matter.


                PRINCIPAL STOCKHOLDERS

  The  following  table sets forth certain  information
as  of  January  31, 2005 (unless otherwise  indicated)
regarding the beneficial ownership of Seaboard's common
stock  by  each person known to us to own  beneficially
5  percent or more of Seaboard's common stock.   Unless
otherwise indicated, all beneficial ownership  consists
of  sole voting and sole investment power.  Seaboard is
a  "controlled corporation," as defined in the rules of
the   American  Stock  Exchange,  because   more   than
50 percent of the voting power of Seaboard is owned by Seaboard Flour LLC ("Seaboard Flour").

      Name and Address              Amount and Nature of      Percent
      of Beneficial Owner           Beneficial Ownership     of Class

     Seaboard Flour (1)                  887,634.90            70.7%
     822 Boylston Street
     Suite 301
     Chestnut Hill, MA 02467

     Dimensional Fund Advisors Inc. (2)   79,200.00             6.3
     1299 Ocean Avenue
     11th Floor
     Santa Monica, CA 90401

(1) H.   Bresky,   President    and    Chief    Executive
    Officer  of Seaboard, S. Bresky (H. Bresky's son  and
    Senior  Vice  President) and  other  members  of  the
    Bresky  family,  including trusts created  for  their
    benefit, beneficially own approximately 99.5  percent
    of  the  common  units  of Seaboard  Flour  (formerly
    Seaboard  Flour  Corporation).   S.  Bresky  is   the
    co-trustee  and  beneficiary of some  of  the  trusts
    owning  shares  of Seaboard Flour stock.   H.  Bresky
    may  be  deemed to have indirect beneficial ownership
    of  Seaboard's common stock held by Seaboard Flour by
    virtue  of his position as manager of Seaboard Flour,
    with  the  right  to vote Seaboard  shares  owned  by
    Seaboard  Flour.  In addition to the shares shown  as
    being  owned by Seaboard Flour, H. Bresky  and  other
    members  of  the  Bresky family  beneficially  own  a
    total   of   34,195  shares,  or  2.7   percent,   of
    Seaboard's common stock.

(2) Beneficial    ownership     information    concerning
    Dimensional Fund Advisors Inc. was obtained from  its
    Schedule  13G  report filed with the  Securities  and
    Exchange  Commission on February 9, 2005.   According
    to  that  report, Dimensional Fund Advisors furnishes
    investment  advice to four investment  companies  and
    serves  as investment manager to certain other trusts
    and    accounts    which   own   these    securities.
    Dimensional Fund Advisors has disclaimed beneficial ownership of the shares shown as being owned by it.

      SHARE OWNERSHIP OF MANAGEMENT AND DIRECTORS

  The  following  table sets forth certain  information
as   of  January  31,  2005  regarding  the  beneficial
ownership of Seaboard's common stock by each of our directors and director nominees, each of our executive officers named in the Summary Compensation Table on page 7 and all of our directors and executive officers as a group.

         Name of                         Amount and Nature of     Percent
     Beneficial Owner                    Beneficial Ownership    of Class

     H. Harry Bresky                        897,495.90 (1) (2)     71.5%
     Joe E. Rodrigues                           200                 *
     David A. Adamsen                            20                 *
     Douglas W. Baena                           100                 *
     Kevin M. Kennedy                            15                 *
     Steven J. Bresky                         2,538                 *
     Robert L. Steer                            250                 *
     John Lynch                                  55                 *
     All directors & executive officers     900,673.90 (1)         71.8
     as a group (16 persons)

(1) The  shares reported include 887,634.90  shares
    of  Seaboard's common stock that may be attributed to
    H.  Bresky  by virtue of his position as  manager  of
    Seaboard  Flour,  with  the right  to  vote  Seaboard
    shares  owned by Seaboard Flour, and 4,250 shares  of
    Seaboard's  common stock that may  be  attributed  to
    him  as  co-trustee of the "Bresky Foundation" trust.
    Approximately  99.5 percent of the  common  units  of
    Seaboard  Flour are held by H. Bresky or  in  various
    trusts   for  the  benefit  of  H.  Bresky's  spouse,
    S. Bresky and his issue and/or other Bresky family members.

(2) These   shares   exclude  5,285   shares,   or
    0.4 percent of the class, held by H. Bresky's spouse.

*Less than one percent.

            ITEM 1:  ELECTION OF DIRECTORS

  In March 2005, the Board of Directors increased the number of directors from five to six (without filling the vacancy), and nominated the following directors for election to the Board. Unless otherwise specified, proxies will be voted in favor of the election as directors of these six persons for a term of one year and until their successors are elected and qualified.

                                                                      Director
 Name               Age   Principal Occupations and Positions           Since

 H. Harry Bresky    79    Director, Chairman of the Board, President    1959
                          and Chief Executive Officer (since 2001),
                          President (from 1967-2001), Seaboard
                          Corporation; Manager, Seaboard Flour
                          (since 2002); President (1987-2002),
                          Treasurer (1973-2002), Seaboard Flour
                          Corporation.

Joe E. Rodrigues    68    Director, former Executive Vice President     1990
                          and Treasurer (retired 2001), Seaboard
                          Corporation.

David A. Adamsen    53    Director and Chairman of Audit Committee,     1995
                          Seaboard Corporation; Vice President-Group
                          General Manager, Northeast Region (since
                          2001), Vice President-Sales and Marketing,
                          Northeast Region (1999-2001), Dean Foods
                          Company, a dairy specialty-food processor and distributor.

Douglas W. Baena    62    Director and Member of Audit Committee,       2001
                          Seaboard Corporation; Chief Executive
                          Officer (since 1997), CreditAmerica, Inc., venture capital company; Chief Executive
                          Officer (1999-2001), Ameristar Capital
                          Corporation, financial services company.

Kevin M. Kennedy    45    Director and Member of Audit Committee,       2003
                          Seaboard Corporation; President and Chief
                          Investment Officer (since 2001), Great
                          Circle Management LLC, a private equity
                          fund; Managing Director (Head Marine
                          Financing) (1999-2001), GE Capital
                          Services Structured Finance Group, Inc.

Steven J. Bresky    51    Senior Vice President, International          *
                          Operations (since February 2001), Vice
                          President (1989-2001), Seaboard Corporation.

* Not currently a director.

  H.  Bresky is the father of Steven J. Bresky,  Senior
Vice President, International Operations. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was nominated.

  In  case  any  person  or persons  named  herein  for
election as directors are not available for election at
the  annual  meeting,  proxies  may  be  voted  for   a
substitute nominee or nominees (unless the authority to
vote for all nominees or for the particular nominee who
has  ceased  to  be a candidate has been withheld),  as
well   as  for  the  balance  of  those  named  herein.
Management  has no reason to believe that  any  of  the
nominees   for  the  election  as  director   will   be
unavailable.

  The Board of Directors recommends that you vote for the election as directors of the six persons listed above.

   MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

Meetings of the Board

  The  Board of Directors held five meetings in  fiscal
2004,  one  of  which was a telephonic meeting.   Other
actions  of  the  Board  of  Directors  were  taken  by
unanimous  written  consent as needed.   Each  director
attended more than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

  Seaboard   does   not  have  any   policy   requiring
directors  to  attend  Seaboard's  annual  meeting   of
stockholders, although, generally, the directors have attended Seaboard's annual stockholders' meetings. All five incumbent directors attended the 2004 annual meeting.

Committees of the Board

  Seaboard's  Board  of Directors  has  established  an
Audit Committee.  There currently are no other standing
compensation, executive, nominating or other committees
of   Seaboard's  Board  of  Directors,  or   committees
performing similar functions of the Board.

  Audit  Committee.  Seaboard's Board of Directors  has
established an Audit Committee.  Members of  the  Audit
Committee  currently are David A. Adamsen,  Douglas  W.
Baena  and  Kevin  M.  Kennedy.   The  Audit  Committee
selects  and  retains independent auditors and  assists
the  Board  in  its  oversight  of  the  integrity   of
Seaboard's   financial   statements,   including    the
performance of our independent auditors in their  audit
of   our   annual  financial  statements.   The   Audit
Committee  meets  with management and  the  independent
auditors  as may be required.  The independent auditors
have  full  and  free  access to  the  Audit  Committee
without  the  presence  of management.   The  Board  of
Directors  has determined that Kevin M. Kennedy  is  an
"audit    committee   financial    expert"    and    is
"independent," each within the meaning of the rules and regulations of the Securities and Exchange Commission.
Mr. Kennedy became a financial expert through his experiences in obtaining a Masters Degree in Business
Administration, and in working as a bank officer for Bank of New York, where he conducted financial analysis and managed a corporate loan portfolio, as an officer for GE Capital Services Structured Finance Group, Inc., where he supervised the financial analysis of potential customers and structured complex transactions, and as President and Chief Investment Officer of Great Circle
Capital LLC, where he is a member of the management committee, responsible for financial reporting of a private equity fund. The Audit Committee held five meetings in fiscal 2004, three of which were telephonic meetings.

  Director   Nominations.   The  Board   of   Directors
believes  it  is  not  necessary  to  have  a  separate
nominating  committee because of the  low  turnover  of
Board of Director seats and because the entire Board of
Directors participates in the consideration of director
nominees.   The  Board of Directors includes  directors
who are not "independent" under the applicable American
Stock  Exchange listing standards.  There currently  is
no  charter that establishes procedures for the Board's
consideration of director nominees.  The Board believes
that  it  should be comprised of directors with varied,
complementary  backgrounds, and that directors  should,
at  a  minimum, have expertise that may  be  useful  to
Seaboard.   Directors should also possess  the  highest
personal and professional ethics, and should be willing
and  able  to  devote the required amount  of  time  to
Seaboard's business.  In determining whether a director
should be retained and stand for re-election, the Board
also   considers   that   member's   performance    and
contribution  to the Board during his tenure  with  the
Board.   The  Board of Directors has not established  a
formal  process  for stockholders  to  follow  to  send
communications  to  the  Board  or  its   members,   as
Seaboard's policy has been to forward to the  directors
any  stockholder  correspondence it  receives  that  is
addressed   to   them.   Stockholders   who   wish   to
communicate  with the directors may do  so  by  sending
their  correspondence  addressed  to  the  director  or
directors  at  Seaboard's  headquarters  at  9000  West
67th  Street, Shawnee Mission, Kansas 66202, Attention:
General  Counsel.   Seaboard's policy  is  to  consider
nominees  who  are  submitted  by  stockholders  on   a
case-by-case  basis.   All  nominees,  including  those
submitted by stockholders, will be evaluated using generally the same methods and criteria, although those methods and criteria are not standardized and may vary from time to time.

Compensation of Directors

  Each  non-employee director receives $7,500 quarterly
and an additional $2,000 per quarter for service on the
Audit  Committee  of the Board.  The  Chairman  of  the
Audit Committee also receives an additional $1,000  per
quarter.   Each non-employee director also receives  an
additional $1,000 per telephonic meeting lasting longer than one hour, excluding regular quarterly meetings held telephonically.

     EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The  following  table shows all compensation  earned,
during  the  fiscal  years  indicated,  by  the   Chief
Executive Officer and the four other highest paid executive officers of Seaboard (the "Named Executive
Officers") for such period in all capacities in which they have served:

                                   SUMMARY COMPENSATION TABLE
                                       Annual Compensation
 Name                                                  Other(3)
 and                                                    Annual     All Other(4)
Principal                       Salary(1)  Bonus(2)  Compensation  Compensation
Position                 Year     ($)        ($)          ($)           ($)

H. Harry Bresky          2004   1,002,000  1,500,000    22,860        31,200
President                2003     945,000    800,000    24,223        28,127
Chief Executive Officer  2002     900,000    800,000    27,051        23,949

Steven J. Bresky         2004     420,000    600,000     2,441        18,960
Senior Vice President,   2003     397,000    300,000     2,977        17,820
International Operations 2002     379,000    300,000         -        19,927

Robert L. Steer          2004     420,000    600,000     3,586        17,880
Senior Vice President,   2003     397,000    300,000         -        20,755
Treasurer and            2002     379,000    300,000         -        20,163
Chief Financial Officer

Rodney K. Brenneman      2004     344,681    500,000     6,386         9,900
President, Seaboard      2003     325,900    200,000     3,779        12,000
Farms, Inc.              2002     310,727    200,000     4,189        11,100

John Lynch (5)           2004     367,100    300,000    16,458         6,000
President, Seaboard      2003     356,600    125,000    22,765         6,000
Marine Ltd.              2002     340,100    200,000    28,502         5,100

(1) Salary includes amounts deferred at the election of the Named Executive Officers under Seaboard's 401(k) retirement savings plan and under Seaboard's Investment
    Option Plan described below under "Benefit Plans."

(2) Reflects  bonus  earned  for  each  fiscal  year
    presented  and includes compensation reduced  at  the
    election  of  the  Named  Executive  Officers   under
    Seaboard's 401(k) retirement savings plan and under Seaboard's Investment Option Plan described below under
    "Benefit Plans."

(3) Other Annual Compensation represents benefits earned under the Supplemental Executive Retirement Plan described below under "Benefit Plans." In addition, for J. Lynch, the amount includes imputed taxable interest of $7,986, $6,103 and $10,102 for 2004, 2003 and 2002, respectively, on the employee loan described under "Compensation Committee Interlocks and Insider
    Participation."

(4) All  Other  Compensation  represents  Seaboard's
    contributions to our 401(k) retirement savings plan and
    Investment Option Plan on behalf of the Named Executive
    Officers.  The amounts for fiscal 2004 are as follows:
    (i) 401(k) retirement savings plan: H. Bresky $6,000,
    S. Bresky $6,000, R. Steer $6,000, J. Lynch $6,000 and
    R. Brenneman $6,000; and (ii) Investment Option Plan:
    H. Bresky $25,200, S. Bresky $12,960, R. Steer $11,880
    and R. Brenneman $3,900.  The amounts for fiscal 2003
    are  as follows: (i) 401(k) retirement savings  plan:
    H. Bresky $6,000, S. Bresky $6,000, R. Steer $5,593, J.
    Lynch   $6,000   and   R.   Brenneman   $6,000;   and
    (ii)  Investment  Option  Plan:  H.  Bresky  $22,127,
    S.  Bresky $11,820, R. Steer $17,820 and R. Brenneman
    $6,000.   The amounts for fiscal 2002 are as follows:
    (i) 401(k) retirement savings plan: H. Bresky $5,100,
    S. Bresky $4,495, R. Steer $5,001, J. Lynch $5,100 and
    R. Brenneman $5,100; and (ii) Investment Option Plan:
    H. Bresky $18,849, S. Bresky $15,432, R. Steer $15,162
    and R. Brenneman $6,000. Excludes perquisites and other benefits, unless the aggregate amount of such compensation exceeds the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for the Named Executive Officer.

(5) Effective January 5, 2005, J. Lynch resigned his position as President of Seaboard Marine Ltd. and was replaced by Edward A. Gonzalez, previously Vice
    President-Operations of Seaboard Marine Ltd.

                     BENEFIT PLANS

Executive Retirement Plan

  The  Seaboard  Corporation Executive Retirement  Plan
(the  "Executive Retirement Plan") provides  retirement
benefits  for  a  select  group  of  the  officers  and
managers, including the Named Executive Officers.   The
Executive   Retirement  Plan  was   amended   effective
November  2004 to give credit for all years of  service
with  Seaboard,  both  before  and  after  becoming   a
participant.  For  years of service before  becoming  a
participant (pre-participation service), the benefit is
equal to 0.65 percent of the final average remuneration
(salary plus bonus) of the participant plus 0.5 percent
of  final  average remuneration of the  participant  in
excess  of  Social  Security Covered  Compensation  all
multiplied   by   the  participant's  pre-participation
service.   For  years  of  service  after  becoming   a
participant  (post-participation service), the  benefit
is   equal   to  2.5  percent  of  the  final   average
remuneration  of  the  participant  multiplied  by  the
participant's  years  of  post-participation   service.
This  amount  is  reduced by the  following:   (i)  the
amount  such participant has accrued under the Seaboard
Corporation  Pension Plan (described below);  (ii)  the
amount,  if  any, of frozen benefits earned  under  the
Executive  Retirement Plan prior to December 31,  1996,
pursuant to the Frozen Executive Benefit Plan described
below;  (iii)  the benefit earned under  the  Executive
Retirement Plan from 1994 though 1996 that resulted  in
cash payments from the Plan that were based on the cost
to  purchase such benefit; and (iv) the amount  of  any
benefit described in the Executive Retirement Plan  for
H.  H.  Bresky  described below.   Benefits  under  the
Executive  Retirement Plan are currently unfunded.   As
of  December  31,  2004,  all of  the  Named  Executive
Officers  were fully vested as defined in the Executive
Retirement Plan.  Payment of Executive Retirement  Plan
benefits begins upon the earlier of:  normal
retirement  at   age  62  or  older,  death, separation
of  service (provided the employee is at least 55 years
old and has at least 10 years of service) or any change
of control of Seaboard.  Subject to certain conditions,
the benefit is paid pursuant to  a  "Single  Lump   Sum
Payment,"  which is equivalent in value to the  benefit
described above payable in "Single Life Annuity"  form.
The Executive Retirement Plan allows for optional forms
of  payment  under certain circumstances.   The  tables
below  show  the amount of benefit a participant  could
earn   under   the   Executive  Retirement   Plan   for
pre-participation   and   post-participation   service,
assuming that the employee became a participant in  the
Executive Retirement Plan on January 1, 1994 (note that
each Named Executive began participation on that date).
For  simplification, the tables reflect annual payments
for  retirement  at  age 62 in  2004.   Because  Social
Security Covered Compensation varies depending on year of birth, the benefits shown for pre-participation service would be slightly smaller for a participant with the same pay and service that attains age 62 later than 2004 and slightly larger for a participant that attained age 62 prior to 2004. The post-participation service table reflects the offset under (i) above related to the benefit earned under the Seaboard
Corporation Pension Plan for post-1994 service. See the summary below for an explanation of the benefits payable from the Seaboard Corporation Pension Plan.
Any  benefit  payable  from  the  Seaboard  Corporation
Pension Plan earned prior to 1994 and any of the offsets summarized in (ii) through (iv) above are not reflected in the tables as these amounts depend on the specific arrangements applicable to each employee. The amounts shown are based on a "Single Life Annuity" form of payment reflecting various remuneration and years of service.

                   EXECUTIVE RETIREMENT PLAN TABLE
   YEARS OF SERVICE FROM JANUARY 1, 1994 (Post-participation Service)
     REMUNERATION    15        20        25        30        35

     $  300,000    81,200   108,200   135,300   162,400   189,400
     $  400,000   118,700   158,200   197,800   237,400   276,900
     $  500,000   156,200   208,200   260,300   312,400   364,400
     $  600,000   193,700   258,200   322,800   387,400   451,900
     $  750,000   250,000   333,200   416,600   499,900   583,200
     $1,000,000   343,700   458,200   572,800   687,400   801,900
     $1,250,000   437,500   583,200   729,100   874,900 1,020,700
     $1,500,000   531,200   708,200   885,300 1,062,400 1,239,400
     $2,000,000   718,700   958,200 1,197,800 1,437,400 1,676,900
     $2,500,000   906,200 1,208,200 1,510,300 1,812,400 2,114,400
     $3,000,000 1,093,700 1,458,200 1,822,800 2,187,400 2,551,900

  The  compensation  for purposes  of  determining  the
pension   benefits  consists  of  salary   and   bonus.
Credited  years  of  service  for  each  of  the  Named
Executive  Officers after January 1, 1994 is 11  years.
None of the benefits payable contain an offset for social security benefits.

                EXECUTIVE RETIREMENT PLAN TABLE
  YEARS OF SERVICE BEFORE JANUARY 1, 1994 (Pre-participation Service)
     REMUNERATION     5        10        15        45

     $  300,000    15,900    31,800    47,700   143,100
     $  400,000    21,700    43,300    65,000   194,900
     $  500,000    27,400    54,800    82,200   246,600
     $  600,000    33,200    66,300    99,500   298,400
     $  750,000    41,800    83,600   125,300   376,000
     $1,000,000    56,200   112,300   168,500   505,400
     $1,250,000    70,500   141,100   211,600   634,700
     $1,500,000    84,900   169,800   254,700   764,100
     $2,000,000   113,700   227,300   341,000 1,022,900
     $2,500,000   142,400   284,800   427,200 1,281,600
     $3,000,000   171,200   342,300   513,500 1,540,400

  The  compensation  for purposes  of  determining  the
pension  benefits consists of salary  and  bonus.   The
credited  years of service before January 1,  1994  for
each  of  the  named executive Officers is as  follows:
H.   Bresky,  45.58;  S.  Bresky,  14;  R.  Steer,   9;
R. Brenneman, 4; and J. Lynch, 6. None of the benefits payable contain an offset for social security benefits.

Frozen Executive Benefit Plan

  Mr.  H.  Bresky  and Mr. Lynch are each  100  percent
vested  in  an Executive Benefit Plan, frozen effective
December  31, 1996, in which Mr. H. Bresky has  accrued
an  annual benefit of $22,500 upon his retirement,  and
Mr.  Lynch  has accrued an annual benefit of  $4,911.30
upon his retirement.  Under the Executive Benefit Plan,
the automatic form of benefit payment is pursuant to  a
"Ten-Year Certain and Continuous Annuity."  This  means
each  will  receive a monthly annuity benefit  for  his
lifetime and, if he dies while in the ten-year  certain
period,  the  balance of the ten-year benefit  will  be
paid to his designated beneficiary.  If the participant
dies  while  employed by Seaboard or after  retirement,
but   before  the  commencement  of  benefits,  monthly
payments would be made to the participant's beneficiary
in  the  form  of  a  100 percent  joint  and  survivor
benefit.    The  Executive  Benefit  Plan  allows   for
optional  forms of payment under certain circumstances.
The  amount  of  benefit payable  under  the  Executive
Benefit   Plan   reduces   the   benefit   payable   to
Mr.  H.  Bresky  and  Mr.  Lynch  under  the  Executive
Retirement Plan.

Seaboard Corporation Pension Plan

  The  Seaboard  Corporation Pension Plan ("the  Plan")
provides defined benefits for its domestic salaried and
clerical  employees  upon  retirement.   Beginning   in
fiscal  1997,  each  of the individuals  named  in  the
Summary  Compensation Table participates in this  Plan.
Benefits  under this Plan generally are based upon  the
number  of years of service and a percentage  of  final
average  remuneration (salary plus bonus),  subject  to
limitation  under  applicable  federal  law.    As   of
December 31, 2004, all of the Named Executive Officers were fully vested, as defined in the Plan. Under the Plan, the benefit payment for a married participant is pursuant to a "50 Percent Joint and

Survivor  Annuity." This  means  the  participant  will
receive   a   monthly   annuity  benefit  for   his/her
lifetime and  an eligible surviving spouse will receive
a lifetime  annuity   equal  to  50   percent  of   the
participant's  benefit.  The payment of the benefit for
an unmarried participant  is pursuant to a "Single Life
Annuity."  The Plan  allows for   optional   forms   of
payment  under  certain circumstances.   The  amount of
benefit payable under this  Plan  reduces  the  benefit
payable    to   the  participants  under  the Executive
Retirement Plan.  The normal retirement age  under  the
Plan   is   age  65. However,  unreduced  benefits  are
available at age 62 with 5 years of service. For consistency with the Executive Retirement Plan, the table below shows benefits by remuneration and years of service for an employee retiring at age 62 in 2004.

                        PENSION PLAN TABLE
                YEARS OF SERVICE FROM JANUARY 1, 1997
     REMUNERATION          15      20      25      30      35

     $   125,000         17,500  23,400  29,200  35,000  40,900
     $   150,000         21,800  29,100  36,400  43,700  50,900
     $   175,000         26,100  34,900  43,600  52,300  61,000
     $   200,000         30,500  40,600  50,800  60,900  71,100
     More than $225,000  31,300  41,800  52,200  62,600  73,100

  The  compensation  for purposes  of  determining  the
pension   benefits  consists  of  salary   and   bonus.
Credited years of service for each of the named executive officers is 8 years. None of the benefits payable contain an offset for social security benefits.

  Each  of  the Named Executive Officers in the Summary
Compensation  Table  is  100  percent  vested  under  a
particular defined benefit ("Benefit") that was  frozen
at December 31, 1993 as part of the Plan.  A definitive
actuarial determination of the benefit amounts was made
in  1995.   The annual amounts payable upon  retirement
after  attaining  age  62 under  this  Benefit  are  as
follows:   H.  Bresky,  $120,108; S.  Bresky,  $32,796;
R.  Steer, $15,490; J. Lynch, $25,872; and R. Brenneman
$6,540.  Under this Benefit, the payment of the benefit
for  a  married participant is pursuant to a  "Ten-year
Certain  and  Continuous  Annuity."   This  means   the
participant would receive a monthly annuity benefit for
his/her lifetime and, if the participant dies while  in
the   ten-year  certain  period,  the  balance  of  the
ten-year  benefit  would be paid to his/her  designated
beneficiary.   The  payment  of  the  benefit  for   an
unmarried  participant is pursuant to  a  "Single  Life
Annuity."   If the participant dies while  employed  by
Seaboard   or   after  retirement,   but   before   the
commencement  of  benefits, monthly payments  would  be
made to the participant's beneficiary in the form of  a
100  percent  joint  and survivor  benefit.   The  Plan
allows for optional forms of payment under certain circumstances. The amount payable under this Benefit reduces the benefit payable to the participants under the Executive Retirement Plan.

Supplemental Executive Retirement Plan for H. Harry Bresky

  Mr.  H. Bresky is entitled to receive a supplementary
annual  pension  in  the amount of $410,088  per  year.
Under  this agreement, the benefit payment is  pursuant
to  a  "Ten-Year Certain and Continuous Annuity."  This
means  Mr.  H.  Bresky will receive a  monthly  annuity
benefit  for
his lifetime and, if Mr. H.  Bresky dies while  in  the
ten-year certain period, the  balance  of the  ten-year
benefit will be paid to his designated beneficiary.  If
Mr. H. Bresky  dies  while  employed  by  Seaboard   or
after  retirement,   but   before  the commencement  of
benefits, monthly payments   would  be  made  to Mr. H.
Bresky's beneficiary for a period of ten years. Payment of benefits commences upon Mr. H. Bresky's retirement from Seaboard. The amount of benefit payable under this agreement reduces the benefit payable to Mr. H. Bresky under the Executive Retirement Plan described above.

Supplemental Executive Retirement Plan

  The  Supplemental Executive Retirement Plan  provides
for   discretionary   investment  options   under   the
Investment Option Plan (described below) and  for  cash
compensation payable to J. Lynch in 2004, 2003 and 2002
in  an  amount  equal to 3 percent of the participant's
annual   compensation  in  excess  of  the   Tax   Code
limitation  on the amount of compensation that  can  be
taken  into account under the 401(k) retirement savings
plan of Seaboard.  The amounts of such limitations  for
the  years 2004 and 2003 was $200,000 and $170,000  for
2002.  Additionally, the cash compensation amounts paid
pursuant   to  this  plan  are  grossed  up  to   cover
100 percent of a participant's estimated income tax liability on the benefit. The amounts of benefits payable, including the gross up for taxes, under the Supplemental Executive Retirement Plan is reported in the Summary Compensation Table above.

Investment Option Plan

  The  Investment  Option  Plan  allows  executives  to
reduce  their compensation in exchange for  options  to
buy  shares  of  certain  mutual  funds  and/or  pooled
separate  accounts.  However, as a result of  U.S.  tax
legislation  passed  in  October  2004,  reductions  to
compensation  after  2004 are no  longer  allowed.   In
addition,  Seaboard may grant discretionary  investment
options under the Investment Option Plan, which do  not
require  a  reduction to executive  compensation.   The
exercise   price   for   each  investment   option   is
established based upon the fair market value of the underlying investment on the date of grant.

Executive Deferred Compensation Plan

  The  Executive  Deferred Compensation  Plan  requires
the deferral of salary and bonus on a pre-tax basis for
executives  whose compensation exceeds $1 million,  the
maximum     allowable    deductible    amount     under
Section  162(m)  of  the Code, and who  the  Board  has
designated to participate in the plan. To date, the Board has only designated H. Bresky as a participant in the plan.

Retiree Medical Benefit Plan

  The  Seaboard  Corporation  Retiree  Medical  Benefit
Plan  provides family medical insurance  to  the  named
executive  officers  (other than  J.  Lynch)  upon  the
retirement,   involuntary  termination  of  employment,
change of control or death of the participant.

     REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE
                     COMPENSATION

  The  following information is to provide stockholders
and other interested parties with a clear understanding
of    Seaboard's    philosophy   regarding    executive
compensation and to provide insight behind fundamental compensation decisions.

  Seaboard  maintains the philosophy that determination
of compensation for its executive officers by the Board
of  Directors is primarily based upon recognition  that
these   officers   are  responsible  for   implementing
Seaboard's  long-term strategic objectives.  Seaboard's
goals   with  respect  to  its  executive  compensation
policies described below are to attract and retain top executive employees.

  Base   compensation,  increases  thereto,  and  bonus
compensation for executive officers as presented in the Summary Compensation Table herein are determined by the following factors:

     Competitive compensation ranges at or  above   the
     average of a select group of comparable  companies
     in an independent market assessment which included
     peer group analysis  and  comparison  of  national
     survey data.  As most  of the peer group companies
     offer their executives long-term stock incentives,
     in addition to base and  bonus compensation, while
     Seaboard does not, the Board also  considers  this
     factor in  its  compensation decisions.  This peer
     group is comprised of comparable sized  firms   in
     the food processing and grain industries. While this group contains some of the same firms listed in the peer group index in the total return graphs herein, it is not identical.

     The diversity   and   complexity   of   Seaboard's
     businesses.

     The amount of the  bonus  for  the Chief Executive
     Officer and other executive officers is partially based on Company performance.

  As Chief Executive Officer, Mr. H. Bresky's base compensation and bonus are also determined based on a survey of the select group of firms referenced above.
An analysis of the data presented in this survey shows that the typical total cash compensation for Chief
Executive Officers of these entities is comparable to the base compensation and bonus paid to Mr. H. Bresky.

  Pursuant  to  Section 162(m) of the Internal  Revenue
Code,  compensation  in excess of $1  million  paid  to
Mr. H. Bresky is not deductible by Seaboard, subject to
certain   exceptions.   The  Board  of  Directors   has
considered the effect of Section 162(m) of the Code  on
the Corporation's executive compensation.  As such,  to
assure  that  Seaboard  does not  lose  deductions  for
compensation paid, the Board of Directors  has  adopted
the  Executive  Deferred  Compensation  Plan  described
above, requiring the executive to defer receipt of  any
compensation  in  excess  of $1  million  that  is  not
deductible.   In 2004, 2003 and 2002, no  deferral  was
required  as  Mr. Bresky elected under  the  Investment
Option   Plan   to   reduce  his   compensation   below
$1 million.

  The foregoing report has been furnished by the Board of Directors:

   H. Harry Bresky     Joe E. Rodrigues     David A. Adamsen

   Douglas W. Baena    Kevin M. Kennedy

                  COMPANY PERFORMANCE

  The  Securities  and Exchange Commission  requires  a
five-year comparison of stock performance for  Seaboard
with  that of an appropriate broad equity market  index
and similar industry index.  Seaboard's common stock is
traded   on  the  American  Stock  Exchange,  and   one
appropriate  comparison  is  with  the  American  Stock
Exchange Market Value Index performance.  Because there
is   no   single   industry  index  to  compare   stock
performance,  the companies comprising  the  Dow  Jones
Food  and  Marine Transportation Industry indices  (the
"Peer Group") were chosen as the second comparison.

  The following graph shows a five-year comparison of cumulative total return for Seaboard, the American
Stock Exchange Market Value Index and the companies comprising the Dow Jones Food and Marine Transportation
Industry indices weighted by market capitalization for the five fiscal years commencing December 31, 1999, and ending December 31, 2004. The information presented in the performance graph is historical in nature and is not intended to represent or guarantee future returns.

             COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                    AMONG SEABOARD CORPORATION,
                      THE AMEX MARKET VALUE
               (U.S. & FOREIGN) INDEX AND A PEER GROUP

                 The graph depicts data points below.

             * $100 invested on 12/31/99 in stock or index-
               including reinvestment of dividends.
                    Fiscal year ending December 31.



  The comparison of cumulative total returns presented in the above graph was plotted using the following index values and common stock price values:

                       12/31/99  12/31/00  12/31/01 12/31/02  12/31/03 12/31/04

  Seaboard Corporation  $100.00   $ 80.77   $159.15  $127.18   $150.11  $534.49
  AMEX Market Value     $100.00   $130.14   $137.33  $146.61   $191.55  $227.57
  (U.S. & Foreign)
  Peer Group            $100.00   $112.11   $117.32  $119.36   $130.87  $157.39

   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The   Board   of   Directors  has   no   compensation
committee. Mr. H. Bresky is a member of the Board of Directors of Seaboard and participates in decisions by the Board regarding executive compensation.

  On  February  2,  2000,  Seaboard  loaned  Mr.  Lynch
$400,000  to  purchase  his  primary  residence.    The
promissory note is payable on demand, bears no interest
and  is  secured  by  a  mortgage  on  the  home.    In
accordance  with Internal Revenue Service  regulations,
Mr.  Lynch's annual compensation includes an amount for
imputed   interest,   as  reported   in   the   Summary
Compensation Table above.

  Upon  Mr.  Rodrigues' retirement  as  Executive  Vice
President  and  Treasurer  in February  2001,  Seaboard
entered  into a consulting agreement with Mr. Rodrigues
for  various services related to certain of  Seaboard's
foreign  investments.   During  2004,  2003  and  2002,
Seaboard  paid  Mr. Rodrigues $-0-, $-0-  and  $10,000,
respectively,  for consulting fees and  reimbursed  him
$-0-,    $6,708    and   $6,935,   respectively,    for
out-of-pocket  expenses.  Also, during 2004,  2003  and
2002,  Seaboard  paid Mr. Rodrigues $450,024,  $442,780
and $431,992, respectively, under various retirement plans.

  Seaboard  Flour maintains a deposit with Seaboard  to
pay  for  any miscellaneous operating expenses incurred
by  Seaboard on behalf of Seaboard Flour.  The  largest
amount   on   deposit  during  2004  was   $35,809   on
May  29, 2004.  As of December 31, 2004, Seaboard  owed
Seaboard Flour $19,159.

  During   2002,  Seaboard  consummated  a  transaction
("Transaction")  with  its  parent  company,   Seaboard
Flour,   pursuant   to   which   Seaboard   effectively
repurchased 232,414.85 shares of its common stock owned
by  Seaboard Flour for $203.26 per share.  Of the total
consideration  of  $47,241,000,  Seaboard   Flour   was
required under the terms of the Transaction immediately
to  pay  $11,260,000 to Seaboard to repay in  full  all
indebtedness owed by Seaboard Flour to Seaboard, and to
use  the  balance  of  the consideration  to  pay  bank
indebtedness   of   Seaboard  Flour   and   Transaction
expenses. During the fourth quarter of 2002, Seaboard cancelled 534,547 shares of common stock held in treasury, including shares previously held by Seaboard
Flour.

  The  Transaction was approved by Seaboard's Board  of
Directors after receiving the recommendation  in  favor
of   the   Transaction  by  a  special   committee   of
independent  directors.   The  special  committee   was
advised by independent legal counsel and an independent
investment   banking  firm.   As  a   result   of   the
Transaction, the Seaboard Flour's ownership interest dropped from 75.3 percent to 70.7 percent.

  As   a   part  of  the  Transaction,  Seaboard  Flour
transferred  to  Seaboard rights  to  receive  possible
future  cash  payments  from a subsidiary  of  Seaboard
Flour,  based  primarily on the  future  sale  of  real
estate  and the benefit of other assets owned  by  that
subsidiary.   Seaboard also received tax net  operating
losses  ("NOLs") totaling $8,317,000, which  may  allow
Seaboard to reduce the amount of future income taxes it
otherwise  would pay.  To the extent Seaboard  receives
cash  payments  in  the  future  as  a  result  of  the
transferred rights or reduces its federal income  taxes
payable  by
utilizing the NOLs, Seaboard  will  issue  to  Seaboard
Flour new shares of common stock with a  value equal to
the  cash received and/or the NOL  utilized. For  these
purposes,  the value of  the  common stock issued  will
be  equal to the ten day rolling average closing price,
determined as of the twentieth day prior to  the  issue
date.  The maximum number of  shares  of  common  stock
which  may  be  issued  to  Seaboard  Flour  under  the
Transaction is  capped  at  232,414.85,  the number  of
shares which were originally  purchased  from  Seaboard
Flour.  As  of  December 31, 2004,  Seaboard   had  not
received  any  cash  payments  from  the subsidiary  of
Seaboard Flour and had not used any NOLs.  The right to
receive  such payments expires September 17, 2007.   If
on September 17, 2007 there are remaining NOLs that have not been used, then Seaboard is to issue shares based on the present value of such NOLs projected to be used in the future.

  The  NOLs  totaling  $8,317,000 may  be  utilized  in
Seaboard's 2004 tax return, pending finalization of the
audits  of  Seaboard's prior years' income tax  returns
currently  being  conducted  by  the  Internal  Revenue
Service.   If these NOLs are not utilized in  the  2004
tax  return,  they will be carried forward.   If  these
NOLs are utilized in the 2004 tax return (anticipated to be filed September 15, 2005) or in subsequent tax returns, Seaboard will issue additional shares of its common stock to Seaboard Flour in accordance with the terms of the Transaction.

           ITEM 2:  SELECTION OF INDEPENDENT AUDITORS

  The  Audit  Committee of the Board of  Directors  has
selected  the  independent certified public  accounting
firm of KPMG LLP as Seaboard's independent auditors  to
audit  the books, records and accounts of Seaboard  for
the  year ending December 31, 2005.  Stockholders  will
have  an  opportunity to vote at the annual meeting  on
whether to ratify the Audit Committee decision in  this
regard.   Seaboard has been advised by  KPMG  LLP  that
neither  it  nor  any  member  or  associate  has   any
relationship  with  Seaboard  or  with   any   of   its
affiliates other than as independent accountants and auditors.

  Submission   of  the  selection  of  the  independent
auditors to the stockholders for ratification will not limit the authority of the Audit Committee to appoint another independent certified public accounting firm to serve as independent auditors if the present auditors resign or their engagement otherwise is terminated.
Submission to the stockholders of the selection of independent auditors is not required by Seaboard's bylaws.

  A representative of KPMG LLP is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

  The Board of Directors recommends that you vote for approval of the selection of KPMG LLP.

Independent Auditors' Fees

  The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Seaboard's annual financial statements for 2004 and 2003, and fees billed for other services rendered by KPMG LLP during such years.

            Type of Fee              2004       2003

          Audit Fees (1)         $1,327,535   $622,124
          Audit-Related Fees (2)    145,498    191,527
          Tax Fees (3)              338,513    195,717
          All Other Fees (4)          1,080      1,503

(1) Audit  Fees,  including  those  for  statutory
    audits, include the aggregate fees paid by us  during
    2004  and 2003 for professional services rendered  by
    KPMG  LLP  for  the  audit of  our  annual  financial
    statements  and  internal  controls  over   financial
    reporting, and the review of financial statements included in our quarterly reports on Form 10-Q.

(2) Audit Related Fees include the aggregate fees paid by us during 2004 and 2003 for assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and not included in Audit
    Fees, including employee benefit plan audits and special project work related to Section 404 of the Sarbanes-Oxley Act of 2002.

(3) Tax Fees include the aggregate fees paid by  us
    during   2004  and  2003  for  professional  services
    rendered by KPMG LLP for tax compliance, tax advice and tax planning, including IRS audit support and transfer pricing studies.

(4) All Other Fees represent miscellaneous services performed in certain foreign countries.

Pre-Approval of Audit and Permissible Non-Audit Services

  The  Audit  Committee  has established  a  policy  to
pre-approve   all   audit  and  permissible   non-audit
services.    Prior to the engagement of the independent
auditor,  the Audit Committee pre-approves the services
by  category  of service.  Fees are estimated  and  the
Audit  Committee requires the independent  auditor  and
management  to  report  actual  fees  as  compared   to
budgeted  fees  by  category  of  service.   The  Audit
Committee has delegated pre-approval authority  to  the
Audit  Committee chairman for engagements of less  than
$25,000.    For   informational  purposes   only,   any
pre-approval  decisions  made by  the  Audit  Committee
chairman  are  reported at the Audit  Committee's  next
scheduled  meeting.   The percentage  of  audit-related
fees, tax fees and all other fees that were approved by the Audit Committee for fiscal 2004 is 99.9 percent of the total fees incurred.

Audit Committee Report to Stockholders

  The Audit Committee of Seaboard is comprised of three directors who are "independent," as defined by the American Stock Exchange, and operates under a written charter. A copy of the Audit Committee Charter was attached to the proxy statement with respect to the 2004 annual meeting of stockholders.

  The   Audit   Committee  has  reviewed  the   audited
financial statements for fiscal year 2004 and discussed
them with management and with the independent auditors,
KPMG  LLP.   The  Audit Committee also  discussed  with
KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended.

  The   Audit   Committee  has  received  the   written
disclosures   and  the  letter  from  the   independent
auditors  required  by  Independence  Standards   Board
Standard  No. 1, "Independence Discussions  with  Audit
Committees,"  as amended, and have discussed  with  the
independent  auditors  their independence.   The  Audit
Committee has concluded that the independent auditors currently meet applicable independence standards.

  The  Audit  Committee  has reviewed  the  independent
auditors'  fees  for audit and non-audit  services  for
fiscal  year  2004.   The  Audit  Committee  considered
whether such non-audit services are compatible with maintaining independent auditor independence and has concluded that they are compatible at this time.

  Based   on   its  review  of  the  audited  financial
statements and the various discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Seaboard's Annual Report on Form 10-K for the year ended December 31, 2004.

  The   foregoing  has  been  furnished  by  the  Audit
Committee:

 David A. Adamsen (chair)   Douglas W. Baena   Kevin M. Kennedy

   ITEM 3:  STOCKHOLDER PROPOSAL FOR PREPARATION OF
SUSTAINABILITY REPORT ON ENVIRONMENTAL IMPACTS OF FARMS

Stockholder Proposal

  Sierra  Club, 311 California Street, Suite  510,  San
Francisco, California 94104, which owns 19 shares of Seaboard's common stock, proposes the adoption of the following resolution, and has furnished the following statement in support of its proposal:

       RESOLVED:    Shareholders   request    that
     Seaboard Corporation prepare a sustainability
     report,   at  reasonable  cost  and  omitting
     proprietary   information,   examining    the
     environmental impacts of both company-owned and contract farms. The report should be made available to shareholders by April 2006.

  We believe responsible  implementation  of  a  sound,
credible   environmental  policy   increases  long-term
shareholder value by  raising  efficiency,   decreasing
clean-up   costs,  reducing litigation,  and  enhancing
public  image  and  product attractiveness.   Adherence
to  public   standards  for  environmental  performance
gives  a  company   greater  public  credibility   than
standards created by  industry alone.

  Seaboard   Corporation  faces  serious  environmental
liability.   According to, a summary  of  the  regional
economic   effects  of  concentrated   animal   feeding
operations  (CAFOs) by Dr. William J. Weida, Department
of  Economics, The Colorado College, Colorado  Springs,
CO,  the  cost  of lagoon closures in 1995  dollars  is
$42,000  a  surface  acre.   This  cost  could  pose  a
detriment to the income of shareholders if Seaboard is in control of substantial numbers of CAFOs with lagoons or other animal manure at sites nearing retirement age.

  Public    health   presents   an   obvious   concern.
According to Dr. Weida, pathogens present in hog manure
could  be transported to ground water supplies  through
improperly  sealed  wells or other naturally  occurring
pathways.  Studies released since 1999 have found  that
a  broad profile of chemical and microbial constituents
are  present in both ground and surface water  proximal
to  large-scale swine operations--chemical (pesticides,
antibiotics, heavy metals, minerals, and nutrients) and
microbial    (Escherichia   coli,    Salmonella    sp.,
Enterococcus sp., Yersinia sp., Campylobacter sp., Cryptosporidium parvum) contaminants were present.

  Moreover,  an  article in the 2001 Appraisal  Journal
cited   several   studies  from   across   the   county
documenting   proximate  property   values   negatively
impacted  when located near a CAFO.  Case studies  from
Washington    and    Michigan    states    show  a  50%
reduction.  Also, a Nebraska Appellate Court  ruled  in
favor  of  Livingston v. Jefferson County when  a  CAFO
operator protested his property value based on his  own
proximity  to  his hog confinement.  The court  ordered
the  lower state Tax Equalization Review Commission  to
grant    him   a  30%   reduction.  These trends  could
foretell a future opening for litigation and liability for Seaboard and its shareholders.

  We  believe  shareholders would be well served  by  a
rigorous report outlining the environmental impacts  of
our company's operations.   We  urge  you  to  vote FOR
this resolution.

Company Response to Stockholder Proposal

  Seaboard, as a part of its ordinary course of business, considers the impact of environmental matters on its business operations. The Board of Directors endorses Seaboard's extensive investment in the areas of environmental protection and compliance, and doesn't see any need for the preparation of a sustainability report.

Board Recommendation

  The  Board  of  Directors recommends  that  you  vote
AGAINST the stockholder proposal.

                   OTHER MATTERS
  The  notice  of meeting provides for the election  of
Directors,  the selection of independent  auditors  and
for  the  transaction of such other business, including
consideration  of  a  stockholder  proposal,   as   may
properly come before the meeting. As of the date of this proxy statement, the Board of Directors does not intend to present to the meeting any other business, and, except for the stockholder's proposal, it has not been informed of any business intended to be presented by others. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will take action and vote proxies, in accordance with their judgment of such matters.

  Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on a review of the copies of reports furnished to Seaboard and written representations that no other reports were required, Seaboard believes that during fiscal 2004 all reports of ownership required under Section 16(a) of the Securities Exchange Act of
1934 for Directors and executive officers of Seaboard and beneficial owners of more than 10 percent of Seaboard's common stock have been timely filed.


                   STOCKHOLDER PROPOSALS

  It  is  anticipated that the 2006 annual  meeting  of
stockholders  will  be held on  April  24,  2006.   Any
stockholder  who intends to present a proposal  at  the
2006  annual  meeting  must  deliver  the  proposal  to
Seaboard  at  9000  West 67th Street, Shawnee  Mission,
Kansas  66202,  Attention:  David  M.  Becker  by   the
applicable deadline below:

     If  the  stockholder   proposal  is  intended  for
     inclusion in Seaboard's proxy materials for that meeting, Seaboard must receive the proposal no event later than November 14, 2005. Such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

     If  the  stockholder  proposal  is to be presented
     without  inclusion  in Seaboard's  proxy materials
     for  that   meeting,  Seaboard  must  receive  the
     proposal no event later than January 25, 2006.

  Proxies solicited in connection with the 2006  annual
meeting  of  stockholders will confer on the  appointed
proxies  discretionary  voting  authority  to  vote  on
stockholder  proposals  that  are  not  presented   for
inclusion in the proxy materials unless the proposing stockholder notifies Seaboard by January 25, 2006 that such proposal will be made at the meeting.

  The  Board  of Directors does not provide  a  process
for  stockholders to send communications to  the  Board
because  it  believes that the process available  under
applicable federal securities laws for stockholders  to
submit   proposals  for  consideration  at  the  annual
meeting is adequate.

                 FINANCIAL STATEMENTS

  The  consolidated  financial statements  of  Seaboard
for  the  fiscal year ended December 31, 2004, together
with  corresponding  consolidated financial  statements
for  the  fiscal  year  ended December  31,  2003,  are
contained  in  the  Annual Report which  is  mailed  to
stockholders  with  this proxy statement.   The  Annual
Report is not to be regarded as proxy solicitation material.


                ADDITIONAL INFORMATION

  Any   stockholder  desiring  additional   information
about  Seaboard  and its operations may,  upon  written
request,  obtain a copy of Seaboard's Annual Report  to
the  Securities and Exchange Commission  on  Form  10-K
without   charge.   Requests  should  be  directed   to
Shareholder Relations, Seaboard Corporation, 9000  West
67th Street, Shawnee Mission, Kansas 66202.  Seaboard's
Annual Report to the Securities and Exchange Commission on Form 10-K is also available on Seaboard's Internet website at www.seaboardcorp.com.


            HOUSEHOLDING OF PROXY MATERIALS

  The  Securities and Exchange Commission  has  adopted
rules   that   permit   companies  and   intermediaries
(including    brokers)   to   satisfy   the    delivery
requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

  This  year, a number of brokers with account  holders
who  are stockholders of Seaboard may be "householding"
our  proxy materials.  A single proxy statement may  be
delivered  to multiple stockholders sharing an  address
unless  contrary instructions have been  received  from
the  affected  stockholders.  Once  you  have  received
notice  from your broker that it will be "householding"
communications  to  your address,  "householding"  will
continue until you are notified otherwise or until  you
notify  your  broker or us that you no longer  wish  to
participate in "householding."  If, at any time, you no
longer wish to participate in "householding" and  would
prefer to receive a separate proxy statement and annual
report  in  the future you may (i) notify your  broker;
(ii)   direct  your  written  request  to:  Shareholder
Relations, Seaboard Corporation, 9000 West 67th Street,
Shawnee   Mission,  Kansas  66202;  or  (iii)   contact
Shareholder  Relations at (913) 676-8800.  Stockholders
who  currently  receive multiple copies  of  the  proxy
statement  at their address and would like  to  request
"householding"  of their communications should  contact
their  broker.  In addition, we will promptly  deliver,
upon  written  or  oral  request  to  the  address   or
telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.